UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

Brandywine Realty Trust

Brandywine Operating Partnership, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

(Address of principal executive offices)

(610) 325-5600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition

The information in this Current Report on Form 8-K is furnished under Item 2.02 - “Results of Operations and Financial Condition.”  Such information, including the exhibits attached hereto, shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On February 4, 2016, we issued a press release announcing our financial results for the three and twelve-months ended December 31, 2015.  That press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission's Regulation G.  With respect to such non-GAAP financial measures, we have disclosed in the press release the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and have provided a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measure.

Item 2.06Material Impairment

On December 31, 2015, the Registrant held for sale a portfolio of 58 suburban office properties (the “Portfolio”) in order to reduce its holdings in certain geographic markets. On February 4, 2016, the Portfolio was disposed of in a series of related transactions with affiliates of Och Ziff Capital Management Group LLC (“Och Ziff Real Estate”) involving the sale of its fee interests in the Portfolio land parcels and the sale of its leasehold interests in the Portfolio to a new formed real estate venture with Och Ziff Real Estate.  In connection with the disposition, the Registrant recorded an impairment charge of $45.4 million as of December 31, 2015, reducing the aggregate carrying value of these properties from $426.2 million to the sales price less estimated closing costs of $380.8 million. The fair value measurement related to these impairment charges was determined by the pricing in the sales agreements.

In connection with its quarterly held for use impairment analysis, the Registrant evaluated the recoverability of the carrying value of three suburban office properties located in the Metropolitan D.C. segment. Due to deterioration in performance of the property and related market conditions, management shortened its expected hold period of ownership and, accordingly, determined that it was necessary to reduce the carrying value of these properties to estimated fair value.  The Registrant recorded an impairment charge of $27.5 million as of December 31, 2015, reducing the aggregate carrying value of these properties from $40.4 million to their estimated fair value of $12.9 million.   The impairments were determined using a discounted cash flow analysis.

Item 9.01Financial Statements and Exhibits

Exhibits

99.1    Brandywine Realty Trust Press Release dated February 4, 2016.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

By:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership L.P.,

By:	Brandywine Realty Trust, its sole General Partner

By:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

Date: February 4, 2016

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